Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:             Joseph Edelman

Date of Event Requiring Statement:      August 17, 2007

Issuer Name and Ticker Symbol:          Bioenvision, Inc. (BIVN)

Names:                                  Perceptive Life Science Master Fund Ltd.
                                        and Perceptive Advisors LLC

Address:                                Perceptive Advisors LLC
                                        499 Park Avenue, 25th Floor
                                        New York, NY 10022

Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Joseph Edelman with respect to the beneficial ownership of securities of Bioenvision, Inc.

Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager


By: /s/ James Mannix
    ---------------------------------------------------
    Name: Joseph Edelman, by James Mannix,
    attorney in fact
    Title: Managing Member

Perceptive Advisors LLC


By: /s/ James Mannix
    -------------------------------------------------
    Name: Joseph Edelman, by James Mannix,
    attorney in fact
    Title: Managing Member


By: /s/ Scott Bradley
    --------------------------------------------------
    Name: Scott Bradley